Exhibit 99.1

F.N.B. Corporation Reports Record Net Income and 16% Increase In Operating Earnings Per Common Share

PITTSBURGH, April 23, 2015 /PRNewswire/ -- F.N.B. Corporation (NYSE: FNB) today reported first quarter 2015 results. Net income available to common shareholders for the first quarter of 2015 totaled $38.3 million, or $0.22 per diluted common share. Comparatively, first quarter of 2014 net income totaled $32.2 million, or $0.20 per diluted common share, and fourth quarter of 2014 net income totaled $37.3 million, or $0.21 per diluted common share. Operating results are presented in the table below.

Vincent J. Delie, Jr., President and Chief Executive Officer, commented, "The high-quality results, which include a 16% increase in operating earnings per share, demonstrate the successful execution of our organic and acquisition growth strategy. During the first quarter, we continued to grow revenue, loans, deposits and fee-based income with solid asset quality results. As we move forward throughout 2015, our strengthened capital levels and balance sheet position enable the organization to support our long-term organic growth objectives."

Quarterly Results Summary	1Q15	4Q14	1Q14
Reported Results
Net income available to common shareholders ($ in millions)	$38.3	$37.3	$32.2
Net income per diluted common share	$0.22	$0.21	$0.20

Operating Results (Non-GAAP)
Operating net income available to common shareholders ($ in millions)	$38.3	$36.4	$30.8
Operating net income per diluted common share	$0.22	$0.21	$0.19

Average Diluted Shares Outstanding (in 000's)	175,826	175,630	163,967

First Quarter 2015 Highlights
(All comparisons are to the prior quarter, except as noted; Organic growth in loans and leases and deposits refers to growth excluding the benefit of initial balances obtained via acquisitions.)

  Organic growth in total average loans and leases was $194 million, or 7.1% annualized, with average commercial loan and lease growth of $81 million, or 5.2% annualized, and average consumer loan growth (consisting of direct loans, consumer lines of credit, indirect installment and residential loans) of $119 million, or 10.1% annualized.
  On an organic basis, average total deposits and customer repurchase agreements declined slightly by $30 million, or 1.0% annualized, due to the impact of seasonally lower customer repurchase agreement balances.  Period-end total deposits and customer repurchase agreements grew organically by $298 million, or 9.9% annualized.
  The net interest margin was 3.48%, compared to 3.54%, with the narrowing reflecting the continued low interest rate environment.
  The efficiency ratio was 56.6%, compared to 56.1% in the prior quarter and 59.0% in the first quarter of 2014.
  Credit quality results reflect further improvement in non-performing loan and delinquency levels.  For the originated portfolio, non-performing loans and other real estate owned (OREO) to total loans and leases and OREO improved 5 basis points to 1.08% and total originated delinquency improved 13 basis points to 0.86% at March 31, 2015.  Net originated charge-offs were 0.24% annualized of total average originated loans and leases, compared to 0.17% annualized in the fourth quarter of 2014 and 0.28% annualized in the year-ago quarter.
  The tangible common equity to tangible assets ratio increased 18 basis points to 7.01% at March 31, 2015.  The tangible book value per share (non-GAAP measure) increased $0.19 to $6.18 at March 31, 2015.

First Quarter 2015 Results – Comparison to Prior-Year Quarter
(All comparisons refer to the first quarter of 2014, except as noted)

Results include the impact from the OBA Financial Services, Inc. (OBAF) acquisition on September 19, 2014, and the BCSB Bancorp, Inc. (BCSB) acquisition on February 15, 2014.

Net Interest Income/Loans/Deposits
Net interest income on a fully taxable equivalent basis totaled $123.7 million, increasing $14.2 million, or 12.9%, primarily due to strong organic growth and the benefit from a full quarter of BCSB and OBAF. The net interest margin was 3.48%, compared to 3.62%, with the narrowing primarily attributable to the continued low interest rate environment and a competitive lending environment. Average earning assets grew $2.1 billion, or 17.2%, through consistent organic loan growth and the benefit of acquisition-related growth.

Average loans and leases totaled $11.3 billion representing an increase of $1.6 billion, or 16.4%, reflecting strong organic average loan and lease growth of $1.1 billion, or 11.5%, and loans added with the BCSB and OBAF acquisitions. Average organic commercial loan and lease growth was strong, increasing $575 million or 10.4%. Average organic consumer loan growth (consisting of direct loans, consumer lines of credit, indirect installment and residential loans) was also strong, increasing $556 million, or 13.0%. Organic growth results reflect the benefit of the increased number of prospects in the greater Pittsburgh, Baltimore and Cleveland metropolitan markets and continued successful sales management.

Average deposits and customer repurchase agreements totaled $12.4 billion, an increase of $1.0 billion, or 9.0%, including average organic growth of $454 million, or 3.9%. Organic growth in low-cost transaction deposit accounts and customer repurchase agreements was $755 million, or 8.6%, led by strong organic growth in average non-interest bearing deposits of $339 million, or 15.1%.

Non-Interest Income
Non-interest income totaled $38.2 million, decreasing $3.9 million, or 9.2%, with the first quarter of 2014 including higher gains on the sale of securities of $9.5 million. Excluding securities gains, non-interest income increased $5.6 million, or 17.1%, due to organic growth across several fee-based businesses and acquisition-related growth. Mortgage banking revenues increased $1.6 million, due mainly to higher origination volume and successful cross-selling efforts. Wealth management revenues, which includes trust income and securities commissions, increased $1.1 million, or 14.9%, reflecting organic sales growth and added benefit from the BCSB and OBAF acquisitions. Customer swap fee revenue increased by $1.6 million, reflecting solid organic commercial loan growth during the quarter and demand for these products given the potential for interest rate increases in the current interest rate environment.

Non-Interest Expense
Non-interest expense totaled $94.7 million, increasing $0.5 million, or 0.5%. Excluding merger and severance costs of $7.2 million in the first quarter of 2014, non-interest expense increased $7.7 million, or 8.9%, primarily attributable to the additional operating costs related to a full quarter of BCSB and OBAF. The efficiency ratio improved to 56.6% from 59.0%.

Credit Quality
Credit quality results reflect overall improvement from the prior-year period. The ratio of non-performing loans and OREO to total loans and leases and OREO improved 29 basis points to 0.94%, and for the originated portfolio, the ratio of non-performing loans and OREO to total loans and leases and OREO improved 38 basis points to 1.08%. Total originated delinquency, defined as total past due and non-accrual originated loans as a percentage of total originated loans and leases, improved 31 basis points to 0.86% at March 31, 2015, reflecting a $12.4 million, or 12.6%, reduction in total originated delinquency.

Net charge-offs totaled $5.6 million, or 0.20% annualized of total average loans and leases, compared to $5.6 million, or 0.23% annualized. For the originated portfolio, net charge-offs were $5.8 million, or 0.24% annualized of total average originated loans and leases, compared to $5.6 million, or 0.28% annualized. The ratio of the allowance for credit losses to total originated loans and leases was 1.22% at March 31, 2015, compared to 1.28%, with the change directionally consistent with the performance of the portfolio. The provision for credit losses totaled $8.1 million, compared to $7.0 million in the prior-year period primarily due to the strong organic loan and lease growth.

First Quarter 2015 Results – Comparison to Prior Quarter
(All comparisons refer to the fourth quarter of 2014, except as noted)

Net Interest Income/Loans/Deposits
Net interest income on a fully taxable equivalent basis totaled $123.7 million, decreasing $1.7 million, or 1.3%, reflecting two fewer days in the quarter and a continued low interest rate environment. The net interest margin was 3.48%, compared to 3.54% in the prior quarter. Excluding accretable yield adjustments, the first quarter core net interest margin was 3.43%, compared to 3.49%. The narrowing in the net interest margin reflects the continued low interest rate environment and a competitive lending environment.

Average loans and leases totaled $11.3 billion, and total average organic loan and lease growth totaled $194 million, or 7.1% annualized. Organic growth in average commercial loans and leases totaled $81 million, or 5.2% annualized, and organic growth in average consumer loans (consisting of direct loans, consumer lines of credit, indirect installment and residential loans) was $119 million, or 10.1% annualized. Commercial and consumer loan growth continued to benefit from the increased number of lending opportunities in the greater Pittsburgh, Baltimore and Cleveland metropolitan markets.

Average deposits and customer repurchase agreements totaled $12.4 billion. On an organic basis, average total deposits and customer repurchase agreements decreased slightly by $30 million, or 1.0% annualized, reflecting the timing of seasonally lower average customer repurchase agreements. On a period-end basis, organic growth in total deposits and customer repurchase agreements was strong at $298 million, or 9.9% annualized. On an organic basis, average total transaction deposits and customer repurchase agreements increased $10 million, or 0.4% annualized, reflecting seasonally lower business deposits and customer repurchase agreement balances. On a period-end basis, organic growth in transaction deposits and customer repurchase agreements was strong at $320 million, or 13.5% annualized. Total loans as a percentage of deposits and customer repurchase agreements was 91% at March 31, 2015.

Non-Interest Income
Non-interest income totaled $38.2 million, decreasing $1.3 million, or 3.2%. Excluding a non-recurring $2.7 million gain in the fourth quarter of 2014, non-interest income increased $1.4 million, or 3.9%. The first quarter included positive results from mortgage banking, wealth management and higher swap fee revenue, offset by a seasonal decline in service charges. Mortgage banking results reflect successful cross-selling efforts, higher purchase volume and slightly increased refinance activity in 2015. Non-interest income represents 24% of total revenue.

Non-Interest Expense
Non-interest expense totaled $94.7 million, decreasing $2.0 million, or 2.1%. Excluding $1.6 million of merger and severance costs in the fourth quarter of 2014, non-interest expense decreased $0.4 million, or 0.5%, in the first quarter of 2015, reflecting a $1.0 million decrease in OREO expense, seasonally lower marketing costs and lower professional services fees. The $1.1 million increase in weather-related occupancy and equipment costs partially offset these items. The efficiency ratio was 56.6%, compared to 56.1%.

Credit Quality
Credit quality metrics reflect an improvement in the ratio of non-performing loans and OREO to total loans and leases and OREO of 3 basis points to 0.94% at March 31, 2015, and 5 basis points for the originated portfolio to 1.08%. Delinquency improved 13 basis points to 0.86% at March 31, 2015.

Net charge-offs for the first quarter totaled $5.6 million, or 0.20% annualized of total average loans and leases, compared to $4.7 million, or 0.17% annualized, in the prior quarter. For the originated portfolio, net charge-offs as a percentage of average originated loans and leases were 0.24% annualized, compared to 0.17% annualized in the prior quarter. For the originated portfolio, the allowance for credit losses to total originated loans and leases was flat at 1.22%, compared to December 31, 2014. The ratio of the allowance for credit losses to total loans and leases increased slightly to 1.13%, compared to 1.12%. The provision for credit losses decreased $1.9 million to $8.1 million. The ratio of the allowance for credit losses to total non-performing loans increased to 180.8%, compared to 172.1%.

Capital Position
The tangible common equity to tangible assets ratio (non-GAAP measure) was 7.01%, compared to 6.83% and 6.81% at December 31, 2014 and March 31, 2014, respectively. The tangible book value per common share (non-GAAP measure) increased to $6.18, from $5.99 and $5.58 at December 31, 2014 and March 31, 2014, respectively. The common dividend payout ratio for the first quarter of 2015 was 54.8%.

Conference Call
F.N.B. Corporation will host a conference call to discuss first quarter 2015 financial results on Thursday, April 23, 2015, at 10:00 a.m. Eastern Time. Participating callers may access the call by dialing (866) 652-5200 or (412) 317-6060 for international callers. Participants should ask to be joined into the F.N.B. Corporation call. The Webcast and presentation materials may be accessed through the "Shareholder and Investor Relations" section of the Corporation's Web site at www.fnbcorporation.com.

A replay of the call will be available shortly after the completion of the call on the day of the call until midnight ET on Thursday, April 30, 2015. The replay can be accessed by dialing (877) 344-7529 or (412) 317-0088 for international callers; the conference replay access code is 10062662. Following the call, a transcript of the call and the related presentation materials will be posted to the "Shareholder and Investor Relations" section of F.N.B. Corporation's Web site at www.fnbcorporation.com.

About F.N.B. Corporation
F.N.B. Corporation (NYSE: FNB), headquartered in Pittsburgh, Pennsylvania, is a diversified financial services company operating in six states,including three major metropolitan areas. It holds a top retail deposit market share in Pittsburgh, PA, Baltimore, MD, and Cleveland, OH. The Company has total assets of $16.3 billion and more than 280 banking offices throughout Pennsylvania, Maryland, Ohio and West Virginia. F.N.B. provides a full range of commercial banking, consumer banking and wealth management solutions through its subsidiary network which is led by its largest affiliate, First National Bank of Pennsylvania, founded in 1864. Commercial banking solutions include corporate banking, small business banking, investment real estate financing, international banking, business credit, capital markets and lease financing. The consumer banking segment provides a full line of consumer banking products and services including deposit products, mortgage lending, consumer lending and a complete suite of mobile and online banking services. F.N.B.'s wealth management services include asset management, private banking and insurance. The Company also operates Regency Finance Company, which has more than 70 consumer finance offices in Pennsylvania, Ohio, Kentucky and Tennessee. The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol "FNB" and is included in Standard & Poor's SmallCap 600 Index with the Global Industry Classification Standard (GICS) Regional Banks Sub-Industry Index. Customers, shareholders and investors can learn more about this regional financial institution by visiting the F.N.B. Corporation web site at www.fnbcorporation.com.

Non-GAAP Financial Measures
F.N.B. Corporation uses certain non-GAAP financial measures, such as operating net income available to common shareholders, operating net income per diluted common share, tangible book value per common share, tangible common equity to tangible assets ratio and capital ratios defined by banking regulators, to provide information useful to investors in understanding F.N.B. Corporation's operating performance and trends, and facilitate comparisons with the performance of F.N.B. Corporation's peers. The non-GAAP financial measures used by F.N.B. Corporation may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, F.N.B. Corporation's reported results prepared in accordance with U.S. GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures are included in the tables at the end of this release under the caption "Reconciliation of Non-GAAP Financial Measures."

Cautionary Statement Regarding Forward-looking Information
We make statements in this press release and the related conference call, and may from time to time make other statements, regarding our outlook for earnings, revenues, expenses, capital levels, liquidity levels, asset levels, asset quality and other matters regarding or affecting F.N.B. Corporation and its future business and operations that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as "believe," "plan," "expect," "anticipate," "see," "look," "intend," "outlook," "project," "forecast," "estimate," "goal," "will," "should" and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.

Forward-looking statements speak only as of the date made. We do not assume any duty and do not undertake to update forward-looking statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance.

Our forward-looking statements are subject to the following principal risks and uncertainties:

  Our businesses, financial results and balance sheet values are affected by business and economic conditions, including the following:
    Changes in interest rates and valuations in debt, equity and other financial markets.
    Disruptions in the liquidity and other functioning of U.S. and global financial markets.
    The impact of federal regulatory agencies that have oversight or review of F.N.B. Corporation's business and securities activities.
    Actions by the Federal Reserve, U.S. Treasury and other government agencies, including those that impact money supply and market interest rates.
    Changes in customers', suppliers' and other counterparties' performance and creditworthiness which adversely affect loan utilization rates, delinquencies, defaults and counterparty ability to meet credit and other obligations.
    Slowing or reversal of the rate of growth in the economy and employment levels and other economic factors that affect our liquidity and the performance of our loan portfolio, particularly in the markets in which we operate.
    Changes in customer preferences and behavior, whether due to changing business and economic conditions, legislative and regulatory initiatives, or other factors.
  Legal and regulatory developments could affect our ability to operate our businesses, financial condition, results of operations, competitive position, reputation, or pursuit of attractive acquisition opportunities.  Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and ability to attract and retain management.  These developments could include:
    Changes resulting from legislative and regulatory reforms, including broad-based restructuring of financial industry regulation; changes to laws and regulations involving tax, pension, bankruptcy, consumer protection, and other industry aspects; and changes in accounting policies and principles.  We will continue to be impacted by extensive reforms provided for in the Dodd-Frank Wall Street Reform and Consumer Protection Act and otherwise growing out of the recent financial crisis, the precise nature, extent and timing of which, and their impact on us, remains uncertain.
    Results of the regulatory examination and supervisory process.
    Changes to regulations governing bank capital and liquidity standards, including due to the Dodd-Frank Act, Volcker rule and Basel III initiatives.
    Impact on business and operating results of any costs associated with obtaining rights in intellectual property, the adequacy of our intellectual property protection in general and our operational or security systems or infrastructure, or those of third-party vendors or other service providers, and rapid technological developments and changes.
  Business and operating results are affected by judgments and assumptions in our analytical and forecasting models, our reliance on the advice of experienced outside advisors and our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of third-party insurance, derivatives, swaps, and capital management techniques, and to meet evolving regulatory capital standards.
  As demonstrated by our acquisitions, we grow our business in part by acquiring, from time to time, other financial services companies, financial services assets and related deposits.  These acquisitions often present risks and uncertainties, including, the possibility that the transaction cannot be consummated; regulatory issues; cost or difficulties involved in integration and conversion of the acquired businesses after closing; inability to realize expected cost savings, efficiencies and strategic advantages; the extent of credit losses in acquired loan portfolios; the extent of deposit attrition; and the potential dilutive effect to our current shareholders.
  Competition can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues.  Industry restructuring in the current environment could also impact our business and financial performance through changes in counterparty creditworthiness and performance, and the competitive and regulatory landscape.  Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands.
  Business and operating results can also be affected by widespread disasters, dislocations, terrorist activities, cyber-attacks or international hostilities through their impacts on the economy and financial markets.

We provide greater detail regarding some of these factors in our 2014 Form 10-K, including the Risk Factors section of those reports, and our subsequent SEC filings. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this news release or in SEC filings, accessible on the SEC's website at www.sec.gov and on our corporate website at www.fnbcorporation.com. We have included these web addresses as inactive textual references only. Information on these websites is not part of this document.

DATA SHEETS FOLLOW

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
				1Q15 -	1Q15 -
	2015	2014		4Q14	1Q14
	First	Fourth	First	Percent	Percent
Statement of earnings	Quarter	Quarter	Quarter	Variance	Variance
Interest income	$133,369	$135,097	$117,880	-1.3	13.1
Interest expense	11,448	11,436	10,055	0.1	13.9
Net interest income	121,921	123,661	107,825	-1.4	13.1
Taxable equivalent adjustment	1,783	1,696	1,722	5.2	3.6
Net interest income (FTE) (1)	123,704	125,357	109,547	-1.3	12.9
Provision for credit losses	8,136	10,040	7,006	-19.0	16.1
Net interest income after provision (FTE)	115,568	115,317	102,541	0.2	12.7

Service charges	15,817	17,815	15,269	-11.2	3.6
Trust income	5,161	4,871	4,764	5.9	8.3
Insurance commissions and fees	4,369	3,953	4,945	10.5	-11.6
Securities commissions and fees	3,057	2,928	2,391	4.4	27.8
Mortgage banking operations	1,799	1,485	214	21.1	741.7
Gain (loss) on sale of securities	(9)	302	9,461	n/m	n/m
Other	7,988	8,108	5,027	-1.5	58.9
Total non-interest income	38,182	39,462	42,069	-3.2	-9.2

Salaries and employee benefits	49,269	48,008	47,023	2.6	4.8
Occupancy and equipment	16,624	15,541	15,381	7.0	8.1
FDIC insurance	3,689	3,659	2,994	0.8	23.2
Amortization of intangibles	2,115	2,518	2,283	-16.0	-7.4
Other real estate owned	909	1,883	779	-51.7	16.6
Merger and severance-related	0	1,557	7,248	n/m	n/m
Other	22,049	23,490	18,457	-6.1	19.5
Total non-interest expense	94,655	96,656	94,166	-2.1	0.5

Income before income taxes	59,095	58,123	50,445	1.7	17.1
Taxable equivalent adjustment	1,783	1,696	1,722	5.2	3.6
Income taxes	16,969	17,123	14,199	-0.9	19.5
Net income	40,343	39,304	34,524	2.6	16.9
Preferred stock dividends	2,010	2,010	2,322
Net income available to common stockholders	$38,333	$37,294	$32,202	2.8	19.0

Earnings per common share:
Basic	$0.22	$0.21	$0.20	4.8	10.0
Diluted	$0.22	$0.21	$0.20	4.8	10.0

Non-GAAP Operating Results:
Operating net income available to common stockholders:
Net income available to common stockholders	38,333	$37,294	$32,202
Net gain on sale of pooled TPS and other securities, net of tax	0	0	(6,150)
Merger and severance costs, net of tax	0	1,012	4,711
Other net non-recurring items	0	(1,889)	0
Operating net income available to common stockholders	38,333	$36,417	$30,763	5.3	24.6

Operating diluted earnings per common share:
Diluted earnings per common share	$0.22	$0.21	$0.20
Effect of net gain on sale of pooled TPS and other securities,
net of tax	0.00	0.00	(0.04)
Effect of merger and severance costs, net of tax	0.00	0.01	0.03
Effect of other net non-recurring items	0.00	(0.01)	0.00
Operating diluted earnings per common share	$0.22	$0.21	$0.19	4.8	15.8

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)
				1Q15 -	1Q15 -
	2015	2014		4Q14	1Q14
	First	Fourth	First	Percent	Percent
Balance Sheet (at period end)	Quarter	Quarter	Quarter	Variance	Variance
Assets
Cash and due from banks	$191,347	$196,240	$221,615	-2.5	-13.7
Interest bearing deposits with banks	42,899	91,153	24,638	-52.9	74.1
Cash and cash equivalents	234,246	287,393	246,253	-18.5	-4.9
Securities available for sale	1,537,080	1,534,065	1,274,070	0.2	20.6
Securities held to maturity	1,513,204	1,453,355	1,420,446	4.1	6.5
Residential mortgage loans held for sale	4,621	6,180	3,940	-25.2	17.3
Loans and leases, net of unearned income	11,404,099	11,247,038	9,943,136	1.4	14.7
Allowance for credit losses	(128,499)	(125,926)	(112,219)	2.0	14.5
Net loans and leases	11,275,600	11,121,112	9,830,917	1.4	14.7
Premises and equipment, net	169,859	168,756	165,603	0.7	2.6
Goodwill	829,726	832,213	805,788	-0.3	3.0
Core deposit and other intangible assets, net	45,520	47,504	51,024	-4.2	-10.8
Bank owned life insurance	303,102	301,771	307,872	0.4	-1.5
Other assets	365,890	374,741	370,597	-2.4	-1.3
Total Assets	$16,278,848	$16,127,090	$14,476,510	0.9	12.5

Liabilities
Deposits:
Non-interest bearing demand	$2,728,599	$2,647,623	$2,353,444	3.1	15.9
Interest bearing demand	4,724,985	4,547,628	4,238,715	3.9	11.5
Savings	1,763,275	1,575,922	1,569,090	11.9	12.4
Certificates and other time deposits	2,589,184	2,611,035	2,777,487	-0.8	-6.8
Total Deposits	11,806,043	11,382,208	10,938,736	3.7	7.9
Short-term borrowings	1,740,500	2,041,658	1,216,624	-14.8	43.1
Long-term borrowings	541,474	541,443	304,269	0.0	78.0
Other liabilities	135,555	140,325	131,894	-3.4	2.8
Total Liabilities	14,223,572	14,105,634	12,591,523	0.8	13.0

Stockholders' Equity
Preferred Stock	106,882	106,882	106,882	0.0	0.0
Common stock	1,763	1,754	1,671	0.6	5.5
Additional paid-in capital	1,805,991	1,798,984	1,697,177	0.4	6.4
Retained earnings	193,461	176,120	133,828	9.8	44.6
Accumulated other comprehensive income	(34,980)	(46,003)	(44,041)	-24.0	-20.6
Treasury stock	(17,841)	(16,281)	(10,530)	9.6	69.4
Total Stockholders' Equity	2,055,276	2,021,456	1,884,987	1.7	9.0
Total Liabilities and Stockholders' Equity	$16,278,848	$16,127,090	$14,476,510	0.9	12.5

Selected average balances
Total assets	$16,147,232	$15,906,850	$13,989,304	1.5	15.4
Earning assets	14,347,872	14,088,224	12,243,198	1.8	17.2
Interest bearing deposits with banks	75,707	57,976	46,193	30.6	63.9
Securities	2,983,753	2,935,551	2,496,419	1.6	19.5
Residential mortgage loans held for sale	4,833	4,811	4,844	0.5	-0.2
Loans and leases, net of unearned income	11,283,579	11,089,886	9,695,742	1.7	16.4
Allowance for credit losses	128,697	124,300	110,385	3.5	16.6
Goodwill and intangibles	876,196	880,984	835,031	-0.5	4.9
Deposits and customer repurchase agreements (6)	12,362,558	12,392,431	11,339,046	-0.2	9.0
Short-term borrowings	1,053,938	795,857	390,706	32.4	169.8
Long-term borrowings	541,549	541,564	293,942	0.0	84.2
Total stockholders' equity	2,040,261	2,021,493	1,829,601	0.9	11.5
Preferred stockholders' equity	106,882	106,882	106,882	0.0	0.0

Common stock data
Average diluted shares outstanding	175,825,976	175,629,620	163,967,246	0.1	7.2
Period end shares outstanding	174,691,702	173,992,258	166,377,327	0.4	5.0
Book value per common share	$11.15	$11.00	$10.69	1.4	4.4
Tangible book value per common share (4)	$6.18	$5.99	$5.58	3.3	10.8
Dividend payout ratio (common)	54.76%	56.27%	62.16%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)
				1Q15 -	1Q15 -
	2015	2014		4Q14	1Q14
	First	Fourth	First	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Performance ratios
Return on average equity	8.02%	7.71%	7.65%
Return on average tangible equity (2) (4)	14.45%	14.16%	14.57%
Return on average tangible common equity (2) (4)	15.13%	14.85%	15.26%
Return on average assets	1.01%	0.98%	1.00%
Return on average tangible assets (3) (4)	1.11%	1.08%	1.11%
Net interest margin (FTE) (1)	3.48%	3.54%	3.62%
Yield on earning assets (FTE) (1)	3.81%	3.86%	3.95%
Cost of interest-bearing liabilities	0.41%	0.41%	0.42%
Cost of funds	0.33%	0.33%	0.34%
Efficiency ratio (FTE) (1) (5)	56.60%	56.05%	58.99%
Effective tax rate	29.61%	30.34%	29.14%

Capital ratios
Equity / assets (period end)	12.63%	12.53%	13.02%
Leverage ratio	8.19%	8.43%	8.84%
Tangible equity / tangible assets (period end) (4)	7.70%	7.53%	7.60%
Tangible common equity / tangible assets (period end) (4)	7.01%	6.83%	6.81%

Balances at period end
Loans and Leases:
Commercial real estate	$3,817,189	$3,815,708	$3,464,598	0.0	10.2
Commercial and industrial	2,397,731	2,318,015	1,965,065	3.4	22.0
Commercial leases	180,207	177,824	161,494	1.3	11.6
Commercial loans and leases	6,395,127	6,311,547	5,591,157	1.3	14.4
Direct installment	1,653,621	1,644,621	1,467,558	0.5	12.7
Residential mortgages	1,299,097	1,263,053	1,135,790	2.9	14.4
Indirect installment	905,204	875,551	678,918	3.4	33.3
Consumer LOC	1,108,418	1,110,976	1,010,501	-0.2	9.7
Other	42,632	41,290	59,212	3.2	-28.0
Total loans and leases	$11,404,099	$11,247,038	$9,943,136	1.4	14.7

Deposits:
Non-interest bearing deposits	$2,728,599	$2,647,623	$2,353,444	3.1	15.9
Interest bearing demand	4,724,985	4,547,628	4,238,715	3.9	11.5
Savings	1,763,275	1,575,922	1,569,090	11.9	12.4
Certificates of deposit and other time deposits	2,589,184	2,611,035	2,777,487	-0.8	-6.8
Total deposits	11,806,043	11,382,208	10,938,736	3.7	7.9
Customer repurchase agreements (6)	757,279	882,696	787,712	-14.2	-3.9
Total deposits and customer repurchase agreements (6)	$12,563,322	$12,264,904	$11,726,448	2.4	7.1

Average balances
Loans and Leases:
Commercial real estate	$3,781,741	$3,779,619	$3,341,359	0.1	13.2
Commercial and industrial	2,357,873	2,282,810	1,923,270	3.3	22.6
Commercial leases	177,922	174,379	160,367	2.0	10.9
Commercial loans and leases	6,317,536	6,236,808	5,424,996	1.3	16.5
Direct installment	1,647,348	1,614,300	1,466,392	2.0	12.3
Residential mortgages	1,271,336	1,242,479	1,107,349	2.3	14.8
Indirect installment	894,709	846,708	666,012	5.7	34.3
Consumer LOC	1,109,672	1,100,432	987,304	0.8	12.4
Other	42,978	49,159	43,689	-12.6	-1.6
Total loans and leases	$11,283,579	$11,089,886	$9,695,742	1.7	16.4

Deposits:
Non-interest bearing deposits	$2,637,405	$2,666,600	$2,222,786	-1.1	18.7
Interest bearing demand	4,677,671	4,602,828	4,099,093	1.6	14.1
Savings	1,616,284	1,577,553	1,494,249	2.5	8.2
Certificates of deposit and other time deposits	2,600,551	2,640,227	2,695,067	-1.5	-3.5
Total deposits	11,531,911	11,487,208	10,511,195	0.4	9.7
Customer repurchase agreements (6)	830,647	905,223	827,851	-8.2	0.3
Total deposits and customer repurchase agreements (6)	$12,362,558	$12,392,431	$11,339,046	-0.2	9.0

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)
				1Q15 -	1Q15 -
	2015	2014		4Q14	1Q14
	First	Fourth	First	Percent	Percent
Asset Quality Data	Quarter	Quarter	Quarter	Variance	Variance
Non-Performing Assets
Non-performing loans (7)
Non-accrual loans	$45,029	$45,113	$60,039	-0.2	-25.0
Restructured loans	22,022	23,439	19,384	-6.0	13.6
Non-performing loans	67,051	68,552	79,423	-2.2	-15.6
Other real estate owned (8)	40,796	41,466	43,216	-1.6	-5.6
Total non-performing assets	$107,847	$110,018	$122,639	-2.0	-12.1

Non-performing loans / total loans and leases	0.59%	0.61%	0.80%
Non-performing loans / total originated loans and
and leases (9)	0.68%	0.71%	0.95%
Non-performing loans + OREO / total loans and
leases + OREO	0.94%	0.97%	1.23%
Non-performing loans + OREO / total originated
loans and leases + OREO (9)	1.08%	1.13%	1.46%
Non-performing assets / total assets	0.66%	0.68%	0.85%

Allowance Rollforward
Allowance for credit losses (originated portfolio) (9)
Balance at beginning of period	$117,952	$114,569	$104,884	3.0	12.5
Provision for credit losses	9,067	7,478	7,856	21.2	15.4
Net loan charge-offs	(5,771)	(4,095)	(5,617)	40.9	2.7
Allowance for credit losses (originated portfolio) (9)	121,248	117,952	107,123	2.8	13.2

Allowance for credit losses (acquired portfolio) (10)
Balance at beginning of period	7,974	6,032	5,900
Provision for credit losses	(931)	2,562	(850)
Net loan charge-offs	208	(620)	46
Allowance for credit losses (acquired portfolio) (10)	7,251	7,974	5,096	-9.1	42.3

Total allowance for credit losses	$128,499	$125,926	$112,219	2.0	14.5

Allowance for credit losses / total loans and leases	1.13%	1.12%	1.13%
Allowance for credit losses (originated loans and leases) /
total originated loans and leases (9)	1.22%	1.22%	1.28%
Allowance for credit losses (originated loans and leases) /
total non-performing loans (7)	180.83%	172.06%	134.88%
Net loan charge-offs (annualized) / total average loans
and leases	0.20%	0.17%	0.23%
Net loan charge-offs on originated loans and leases
(annualized) / total average originated loans and leases (9)	0.24%	0.17%	0.28%

Delinquency - Originated Portfolio (9)
Loans 30-89 days past due	$34,042	$41,275	$32,489	-17.5	4.8
Loans 90+ days past due	6,543	9,248	5,467	-29.2	19.7
Non-accrual loans	45,029	45,113	60,039	-0.2	-25.0
Total past due and non-accrual loans	$85,614	$95,636	$97,995	-10.5	-12.6

Total past due and non-accrual loans / total originated loans	0.86%	0.99%	1.17%

Memo item:
Delinquency - Acquired Portfolio (10) (11)
Loans 30-89 days past due	$19,854	$24,678	$34,668	-19.5	-42.7
Loans 90+ days past due	35,906	38,024	61,629	-5.6	-41.7
Non-accrual loans	0	0	0	0.0	0.0
Total past due and non-accrual loans	$55,760	$62,702	$96,297	-11.1	-42.1

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	2015			2014
	First Quarter			Fourth Quarter
		Interest	Average		Interest	Average
	Average	Earned	Yield	Average	Earned	Yield
	Outstanding	or Paid	or Rate	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$75,707	$32	0.17%	$57,976	$24	0.17%
Taxable investment securities (12)	2,815,252	14,214	2.02%	2,773,557	14,320	2.07%
Non-taxable investment securities (13)	168,501	2,116	5.02%	161,994	2,077	5.13%
Residential mortgage loans held for sale	4,833	63	5.22%	4,811	68	5.62%
Loans and leases (13) (14)	11,283,579	118,727	4.26%	11,089,886	120,304	4.31%
Total Interest Earning Assets (13)	14,347,872	135,152	3.81%	14,088,224	136,793	3.86%
Cash and due from banks	194,598			206,190
Allowance for loan losses	(128,697)			(124,300)
Premises and equipment	168,586			168,317
Other assets	1,564,873			1,568,419
Total Assets	$16,147,232			$15,906,850

Liabilities
Deposits:
Interest-bearing demand	$4,677,671	1,894	0.16%	$4,602,828	1,881	0.16%
Savings	1,616,284	173	0.04%	1,577,553	171	0.04%
Certificates and other time	2,600,551	5,382	0.84%	2,640,227	5,484	0.82%
Customer repurchase agreements	830,646	456	0.22%	905,222	501	0.22%
Other short-term borrowings	1,053,939	1,312	0.50%	795,858	1,126	0.56%
Long-term borrowings	541,549	2,231	1.67%	541,564	2,273	1.67%
Total Interest Bearing Liabilities (13)	11,320,640	11,448	0.41%	11,063,252	11,436	0.41%
Non-interest bearing demand deposits	2,637,405			2,666,600
Other liabilities	148,926			155,505
Total Liabilities	14,106,971			13,885,357
Stockholders' equity	2,040,261			2,021,493
Total Liabilities and Stockholders' Equity	$16,147,232			$15,906,850

Net Interest Earning Assets	$3,027,232			$3,024,972

Net Interest Income (FTE)		123,704			125,357
Tax Equivalent Adjustment		(1,783)			(1,696)
Net Interest Income		$121,921			$123,661

Net Interest Spread			3.40%			3.45%
Net Interest Margin (13)			3.48%			3.54%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	2014
	First Quarter
		Interest	Average
	Average	Earned	Yield
	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$46,193	$26	0.23%
Taxable investment securities (12)	2,346,808	12,450	2.13%
Non-taxable investment securities (13)	149,611	1,996	5.34%
Residential mortgage loans held for sale	4,844	136	11.16%
Loans and leases (13) (14)	9,695,742	104,994	4.39%
Total Interest Earning Assets (13)	12,243,198	119,602	3.95%
Cash and due from banks	189,619
Allowance for loan losses	(110,385)
Premises and equipment	160,111
Other assets	1,506,761
Total Assets	$13,989,304

Liabilities
Deposits:
Interest-bearing demand	$4,099,093	1,515	0.15%
Savings	1,494,248	172	0.05%
Certificates and other time	2,695,067	5,462	0.82%
Customer repurchase agreements	827,851	462	0.22%
Other short-term borrowings	390,707	757	0.78%
Long-term borrowings	293,942	1,687	2.33%
Total Interest Bearing Liabilities (13)	9,800,908	10,055	0.42%
Non-interest bearing demand deposits	2,222,786
Other liabilities	136,009
Total Liabilities	12,159,703
Stockholders' equity	1,829,601
Total Liabilities and Stockholders' Equity	$13,989,304

Net Interest Earning Assets	$2,442,290

Net Interest Income (FTE)		109,547
Tax Equivalent Adjustment		(1,722)
Net Interest Income		$107,825

Net Interest Spread			3.53%
Net Interest Margin (13)			3.62%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

NON-GAAP FINANCIAL MEASURES

We believe the following non-GAAP financial measures used by F.N.B. Corporation provide information useful to investors in understanding F.N.B. Corporation's operating performance and trends, and facilitate comparisons with the performance of F.N.B. Corporation's peers.  The non-GAAP financial measures used by F.N.B. Corporation may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, F.N.B. Corporation's reported results prepared in accordance with U.S. GAAP.  The following tables summarize the non-GAAP financial measures included in this press release and derived from amounts reported in F.N.B. Corporation's financial statements.

	2015	2014
	First	Fourth	First
	Quarter	Quarter	Quarter
Return on average tangible equity (2):
Net income (annualized)	$163,614	$155,933	$140,013
Amortization of intangibles, net of tax (annualized)	5,576	6,495	6,019
	169,190	162,428	146,032

Average total shareholders' equity	2,040,261	2,021,493	1,829,601
Less: Average intangibles	(869,286)	(874,159)	(827,344)
	1,170,975	1,147,334	1,002,257

Return on average tangible equity (2)	14.45%	14.16%	14.57%

Return on average tangible common equity (2):
Net income available to common stockholders (annualized)	$155,461	$147,961	$130,597
Amortization of intangibles, net of tax (annualized)	5,576	6,495	6,019
	161,037	154,456	136,616

Average total stockholders' equity	2,040,261	2,021,493	1,829,601
Less: Average preferred stockholders' equity	(106,882)	(106,882)	(106,882)
Less: Average intangibles	(869,286)	(874,159)	(827,344)
	1,064,093	1,040,452	895,375

Return on average tangible common equity (2)	15.13%	14.85%	15.26%

Return on average tangible assets (3):
Net income (annualized)	$163,614	$155,933	$140,013
Amortization of intangibles, net of tax (annualized)	5,576	6,495	6,019
	169,190	162,428	146,032

Average total assets	16,147,232	15,906,850	13,989,304
Less: Average intangibles	(869,286)	(874,159)	(827,344)
	15,277,946	15,032,691	13,161,960

Return on average tangible assets (3)	1.11%	1.08%	1.11%

Tangible book value per share:
Total shareholders' equity	$2,055,276	$2,021,456	$1,884,987
Less: preferred shareholders' equity	(106,882)	(106,882)	(106,882)
Less: intangibles	(868,257)	(872,859)	(849,563)
	1,080,137	1,041,715	928,542

Ending shares outstanding	174,691,702	173,992,258	166,377,327

Tangible book value per share	$6.18	$5.99	$5.58

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	2015	2014
	First	Fourth	First
	Quarter	Quarter	Quarter
Tangible equity / tangible assets (period end):
Total shareholders' equity	$2,055,276	$2,021,456	$1,884,987
Less: intangibles	(868,257)	(872,859)	(849,563)
	1,187,019	1,148,597	1,035,424

Total assets	16,278,848	16,127,090	14,476,510
Less: intangibles	(868,257)	(872,859)	(849,563)
	15,410,591	15,254,231	13,626,947

Tangible equity / tangible assets (period end)	7.70%	7.53%	7.60%

Tangible common equity / tangible assets (period end):
Total stockholders' equity	$2,055,276	$2,021,456	$1,884,987
Less: preferred stockholders' equity	(106,882)	(106,882)	(106,882)
Less: intangibles	(868,257)	(872,859)	(849,563)
	1,080,137	1,041,715	928,542

Total assets	16,278,848	16,127,090	14,476,510
Less: intangibles	(868,257)	(872,859)	(849,563)
	15,410,591	15,254,231	13,626,947

Tangible equity / tangible assets (period end)	7.01%	6.83%	6.81%

(1)	Net interest income is also presented on a fully taxable equivalent (FTE) basis, as the Corporation believes this non-GAAP measure is the preferred industry measurement for this item.
(2)	Return on average tangible equity is calculated by dividing net income excluding amortization of intangibles by average equity less average intangibles.
(3)	Return on average tangible assets is calculated by dividing net income excluding amortization of intangibles by average assets less average intangibles.
(4)	See non-GAAP financial measures for additional information relating to the calculation of this item.
(5)

The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles, other real estate owned expense and merger and severance costs by the sum of net interest income on a fully taxable equivalent basis plus non-interest income less securities gains.

(6)	Customer repos are included in short-term borrowings on the balance sheet.
(7)	Does not include loans acquired at fair value ("acquired portfolio").
(8)	Includes all other real estate owned, including those balances acquired through business combinations that have been in acquired loans prior to foreclosure.
(9)	"Originated Portfolio" or "Originated Loans and Leases" equals loans and leases not included by definition in the Acquired Portfolio.
(10)

"Acquired Portfolio" or "Acquired Loans" equals loans acquired at fair value, accounted for in accordance with ASC 805 which was effective January 1, 2009. The risk of credit loss on these loans has been considered by virtue of the Corporation's estimate of acquisition-date fair value and these loans are considered accruing as the Corporation primarily recognizes interest income through accretion of the difference between the carrying value of these loans and their expected cash flows.  Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.

(11)	Represents contractual balances.
(12)	The average balances and yields earned on taxable investment securities are based on historical cost.
(13)

The interest income amounts are reflected on a FTE basis, which adjusts for the tax benefit of income on certain tax-exempt loans and investments using the federal statutory tax rate of 35% for each period presented.  The yields on earning assets and the net interest margin are presented on an FTE and annualized basis.  The rates paid on interest-bearing liabilities are also presented on an annualized basis.

(14)

Average balances for loans include non-accrual loans.  Loans and leases consist of average total loans and leases less average unearned income.  The amount of loan fees included in interest income is immaterial.

CONTACT: Analyst/Institutional Investor, Matthew Lazzaro, 724-983-4254, 412-216-2510 (cell), lazzaro@fnb-corp.com, or Media, Jennifer Reel, 724-983-4856, 724-699-6389 (cell), reel@fnb-corp.com